Exhibit No. 32.1
Form 10-QSB
Signet International Holdings, Inc.
File No. 000-51185

Certification Pursuant to 18 U.S.C. 1350,
as adopted Pursuant to Section 906
of the Sarbanes-Oxley Act of 2002

In connection with the amended Quarterly Report of Signet International Holdings, Inc. (Company) on Form 10-QSB for the period ended September 30, 2006, as filed with the Securities and Exchange Commission on the date hereof (Report), I, Ernest W. Letiziano, Chief Executive Officer and Chief Accounting Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, adopted as pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	Such Quarterly Report on Form 10-QSB for the period ending September 30, 2006, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such Quarterly Report on Form 10-QSB for the period ending September 30, 2006, fairly presents, in all material respects, the financial condition and results of operations of Signet International Holdings, Inc.

Date: January 16, 2007

By: /s/ Ernest W. Letiziano
Ernest W. Letiziano
Chief Executive Officer and
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Signet International Holdings, Inc. and will be retained by Signet International Holdings, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.